SUB-ITEM 77Q3

AIM STRUCTURED VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER 811-09913
SERIES NO.: 9

72DD  1 Total income dividends for which record date passed during the period. (
        000's Omitted)
        Class A                                             $ 18
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                              $ 1
        Class C                                              $ 1
        Class R                                              $ -
        Institutional Class                              $ 1,688

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.1085
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.0193
        Class C                                           0.0193
        Class R                                           0.0788
        Institutional Class                               0.1379

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                              428
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              109
        Class C                                               25
        Class R                                                2
        Institutional Class                               14,040

74V.  1 Net asset value per share (to nearest cent)
        Class A                                           $ 9.54
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $ 9.50
        Class C                                           $ 9.49
        Class R                                           $ 9.52
        Institutional Class                               $ 9.56